UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2012

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Mississippi	0-13089	64-0693170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Hancock Plaza 2510 14th Street Gulfport, Mississippi		39501
(Address of principal executive offices)		(Zip Code)

(228) 868-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Hancock Holding Company (the “Company”) held its 2012 annual meeting of shareholders (the “Annual Meeting”) on April 5, 2012 in Gulfport, Mississippi. As of February 28, 2012, the record date for the meeting, the Company had 85,764,252 shares of common stock outstanding and entitled to vote. Of that number, 77,382,936 shares were represented in person or by proxy at the Annual Meeting. The Company’s shareholders voted on the following three proposals at the Annual Meeting, casting their votes as described below.

Proposal 1: Election of Directors

Each of the individuals listed below was elected at the Annual Meeting to serve a one- two- or three-year term on the Company’s Board of Directors, as indicated below.

Nominees for a One-Year Term	Votes For	Votes Withheld	Broker Non-votes
Richard B. Crowell	67,671,623	621,118	9,090,195
Hardy B. Fowler	67,799,533	493,208	9,090,195
Eric J. Nickelsen	67,784,140	508,601	9,090,195

Nominee for a Two-Year Term	Votes For	Votes Withheld	Broker Non-votes
Terence E. Hall	66,807,913	1,484,828	9,090,195

Nominees for a Three-Year Term	Votes For	Votes Withheld	Broker Non-votes
John M. Hairston	67,273,047	1,019,694	9,090,195
James H. Horne	67,251,818	1,040,944	9,090,175
Jerry L. Levens	67,376,167	916,595	9,090,175
R. King Milling	67,513,889	778,872	9,090,175
Christine L. Pickering	67,240,862	1,051,899	9,090,175

Proposal 2: Advisory Vote on Compensation of Named Executive Officers

Proposal 2 was an advisory vote on compensation of named executive officers as disclosed in the proxy materials for the Annual Meeting. This advisory vote was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,255,249	19,676,610	363,577	9,087,500

Proposal 3: Ratification of the Appointment of Auditors

Proposal 3 was a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the books of the Company and its subsidiaries for 2012. This proposal was approved.

Votes For	Votes Against	Abstentions
77,199,006	122,986	60,944

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK HOLDING COMPANY

April 11, 2012	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer